Exhibit 16.1

September 13, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re: CXJ Group Co., Ltd

Ladies and Gentlemen:

We have read the statements in the Form 8-K, dated September 13, 2023 of CXJ Group Co., Ltd (the “Registrant”) and we agree with such statements therein as related to our firm. We have no basis to and, therefore, do not agree or disagree with the other statements made by the Registrant in the Form 8-K.

Very truly yours,

/s/ TAAD, LLP
Diamond Bar, California